EXHIBIT 10.3
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                              JLG INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN

                            (As Amended and Restated)

1.    PURPOSE

      The JLG Industries, Inc. Stock Incentive Plan (the "Plan"), as amended and restated as of May 23, 1991, is designed to enable key personnel of JLG Industries, Inc. (the "Company") and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interests between management and shareholders. Since the personnel eligible to receive Awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company, the directors believe that the grant of Awards under the Plan will be in the Company's interest.

2.    DEFINITIONS

      In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

      (a) "Award" means an Option, Restricted Shares or a Right. Unless the context clearly indicates otherwise, the term "Awards" shall include Options, Restricted Shares and Rights.

      (b) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

      (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

      (d) "Change in Control" means the first to occur of the following events:

            (1) an acquisition (other than directly from the Company) of securities of the Company by any person, immediately after which such person, together with all securities law affiliates and associates of such person, becomes the beneficial owner of securities of the Company representing 25 percent or more of the voting power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a non-control acquisition will not constitute an acquisition that would cause a Change in Control; or

            (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the incumbent Board then serving as members of the Board of Directors, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including


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                  by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

            (3) members of the incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

            (4) approval by shareholders of the Company of: (i) a merger, consolidation, or reorganization involving the Company, unless

                  (A) the shareholders of the Company, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 75 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                  (B) individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the surviving corporation; and

                  (C) no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or
                        (III) any person who, immediately prior to such merger, consolidation, or reorganization, had beneficial ownership of securities representing 25 percent or more of the voting power) has beneficial ownership of securities representing 25 percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                  (ii)  a complete liquidation or dissolution of the Company; or

                  (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (f) "Committee" means a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to satisfy the requirements of (i) Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time (or any successor rule of similar import) and (ii)
            Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import), to the extent that Awards made under the Incentive Plan are intended to qualify as performance-based compensation thereunder.

      (g)   "Company" means JLG Industries, Inc.

      (h) "Disability" or "Disabled" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

      (i) "Fair Market Value" means, when used in connection with the Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the mean of the high and low prices at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee's determination) as reported for such


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            date by The Wall Street Journal (or if Shares are not traded on such date, on the next preceding day on which Shares are traded) (or if Shares are traded on such date but no edition of The Wall Street Journal reporting such prices for such date is published, the fair market value shall be deemed equal to the mean of the high and low prices at which Shares are traded on such date as reported through the National Association of Securities Dealers Automated Quotations System in any other newspaper).

      (j) "Grantee" means a person to whom an Award has been granted under the Plan.

      (k) "Incentive Stock Option" means an Option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

      (l) "Limited Stock Appreciation Right" or "Right" means a right that provides for payment in accordance with Section 10 hereof.

      (m) "Non-qualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

      (n) "Option" means any option to purchase a Share or Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Non-qualified Stock Options.

      (o) "Option Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

      (p) "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

      (q) "Performance-Based Restricted Shares" means Restricted Shares that are intended to qualify as performance-based compensation under
            Section 162(m) of the Code, and the regulations thereunder.

      (r) "Plan" means the JLG Industries, Inc. Stock Incentive Plan, as amended and restated on May 23, 1991, as set forth herein and as amended from time to time (except where the context makes clear that the reference is to the Plan as in effect prior to May 23, 1991, which was called the JLG Industries, Inc. 1983 Stock Option Plan (as amended and restated)).

      (s) "Quota" means the portion of the total number of Shares subject to an Option that the Grantee of the Option may purchase during each of the several periods of the Term of the Option (if the Option is subject to Quotas), as provided in Section 12(a) hereof.

      (t) "Restricted Shares" means Shares granted pursuant to Section 11 hereof or purchased under a Non-qualified Stock Option pursuant to
            Section 9(d) hereof and subject to such restrictions and other terms and conditions as the Committee shall determine in accordance with the Plan.

      (u) "Retirement" means retirement pursuant to the JLG Industries, Inc. Employees' Retirement Savings Plan, as amended from time to time.

      (v)   "Shares" means shares of the Company's $.20 par value common stock.

      (w) "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import.)

      (x) "Term" means the period during which a particular Option or Right may be exercised.


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3.    EFFECTIVE DATE AND DURATION OF THE AMENDED AND RESTATED PLAN

      (a) This amendment and restatement of the Plan became effective as of May 23, 1991, and shall continue in effect for a term of ten years after that date. This amendment and restatement of the Plan as of May 23, 1991 shall not affect the terms of any Option that was outstanding on May 22, 1991; all such Options shall continue to be governed by the terms of the Plan in effect on May 22, 1991.

      (b) Awards may be granted at any time prior to the earlier of the expiration of the ten-year term of the Plan, as described in subsection (a) above, or the termination of the Plan pursuant to
            Section 19 hereof. For the purpose of commencing the ten-year period specified in Section 422(b)(2) of the Code during which Incentive Stock Options may be granted, this amendment and restatement of the Plan as of May 23, 1991 shall constitute the adoption of a new plan. An Award outstanding at the time the Plan is terminated (either by expiration of the ten-year term of the Plan or by termination of the Plan pursuant to Section 19 hereof) shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

4.    NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

      (a) Subject to the provision of subsection (d) below, the Company may grant Awards (including Replacement Options granted under Section 13(b) hereof) under the Plan, as amended and restated as of May 23, 1991, and as further amended as of November 21, 1994, with respect to not more than (i) the remaining number of Shares with respect to which additional Options were authorized to be granted under the Plan immediately prior to its amendment and restatement as of May 23, 1991 (namely 2,383 Shares) plus (ii) 500,000 additional Shares (subject, however, to increase as provided in subsection (c) below and to adjustment as provided in Section 17 hereof) which shall be provided from Shares in the treasury or by the issuance of Shares authorized but unissued.

      (b) If an Option granted on or after May 23, 1991 is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, for any reason other than the exercise of a Right, the Shares subject to the Option shall be restored to the aggregate maximum number of Shares (specified in subsection (a) above) with respect to which Awards may be granted under the Plan, but only to the extent that the Option or any related Right has not been exercised. Similarly, if any Restricted Shares are forfeited and returned to the Company, such forfeited Shares shall be restored to such aggregate maximum number of Shares with respect to which Awards may be granted under the Plan.

      (c) If, on or after May 23, 1991, any of the Options granted before May 23, 1991 under the Plan as in effect before May 23, 1991 (which Options, to the extent still outstanding on May 23, 1991, were granted with respect to a total of 61,725 Shares) is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, for any reason, the Company may grant Awards under the Plan with respect to the Shares subject to the Option in addition to the aggregate maximum number of Shares specified in subsection (a) above, but only to the extent that the Option has not been exercised.

      (d) The Company may grant Incentive Stock Options under the Plan only with respect to not more than 500,000 of the Shares specified in subsection (a) above. If an Incentive Stock Option granted on or after May 23, 1991 is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, for any reason other than the exercise of a Right, the Shares subject to the Incentive Stock Option shall be restored to the aggregate maximum number of Shares (specified in subsection (a) above) with respect to which Awards may be granted under the Plan and to the aggregate maximum number (specified in the first sentence of this subsection
            (d)) of those Shares with respect to which Incentive Stock Option may be granted under the Plan, but only to the extent that the Incentive Stock Option or any related Right has not been exercised.


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      (e)   The maximum number of Shares that can be the subject of Awards to any individual in any fiscal year of the Company is 100,000 Shares. For purposes of this subsection (e), (i) if an Award is canceled, the canceled Award shall be counted against the maximum number of Shares for which Awards may be granted to the individual, and (ii) if, after grant, the exercise price of an Option or Right is reduced (other than pursuant to the adjustment provisions of Section 17 hereof), the transaction shall be treated as the cancellation of the Option or Right and the grant of a new Option or Right, and both the Option or Right that is deemed to be canceled and the Option or Right that is deemed to be granted shall reduce the maximum number of Shares for which Options and Rights may be granted to the individual.

5.    ADMINISTRATION OF THE PLAN

      (a)   The Plan shall be administered by the Committee.

      (b) The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. Notwithstanding the provisions of the preceding sentence, no action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Award granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 17 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

      (c) The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine (i) the persons to whom Awards shall be granted; (ii) the number of Shares subject to each Award; (iii) the Term of each Award; (iv) the frequency of Awards and the date on which each Award shall be granted; (v) the type of each Award; (vi) the Quotas (if any), exercise periods, and other terms and conditions applicable to each Option and Right, and the provisions of each Option Agreement; (vii) any performance criteria pursuant to which Awards may be granted; and (viii) the restrictions and other terms and conditions of each grant of Restricted Shares and the provisions of any instruments evidencing such grants. The Committee also may accelerate at any time the exercisability of outstanding Options, provided that no Option shall be exercisable prior to the expiration of the mandatory six-month holding period specified in
            Section 12(a) hereof.

      (d) The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

6.    EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

      (a) Awards may be granted under the Plan to key employees of the Company or any Subsidiary (including employees who are directors and/or officers). All determinations by the Committee as to the identity of the persons to whom Awards shall be granted hereunder shall be conclusive.

      (b) Directors who are not regular salaried employees of the Company or a Subsidiary shall not be eligible to receive Awards.

      (c)   An individual Grantee may receive more than one Award.


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7.    OPTION AGREEMENT

      (a) No Option or Right shall be exercised by a Grantee unless he shall have executed and delivered an Option Agreement evidencing the grant of such Option or Right. The Agreement shall set forth the number of Shares subject to the Option or Right and the terms, conditions and restrictions applicable thereto.

      (b) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

8.    INCENTIVE STOCK OPTIONS

      (a) The Committee may authorize the grant of Incentive Stock Options to officers and key employees, subject to the terms and conditions set forth in the Plan. The Option Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Option Agreement is intended to be an "incentive stock option" within the meaning of Section 422(b) of the Code.

      (b) The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of an Incentive Stock Option extend beyond ten years from the date of grant. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Term of the Option shall not extend beyond five years from the date of grant.

      (c) To the extent that the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options(determined without regard to this paragraph (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent and its Subsidiaries) exceeds $100,000, such Options shall not be Incentive Stock Options. For the purpose of this paragraph c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. This paragraph (c) shall be applied by taking Options into account in the order in which they were granted.

      (d) The Option price to be paid by the Grantee to the Company for each Share purchased upon the exercise of an Incentive Stock Option shall be equal to the Fair Market Value of a Share on the date the Option is granted, except that with respect to any Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Option price for each Share purchased shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted if the Option price per Share is less than the par value of a Share.

      (e) Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (i) within two years after the date on which the Option was granted, or (ii) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

9.    NON-QUALIFIED STOCK OPTIONS

      (a) The Committee may authorize the grant of Non-qualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee as an Incentive Stock Option, it is intended that the Option will not


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            be an "incentive stock option" within the meaning of Section 422(b)
            of the Code and, instead, will be a Non-qualified Stock Option. The Option Agreement relating to a Non-qualified Stock Option shall state that the Option evidenced by the Option Agreement will not be treated as an Incentive Stock Option.

      (b) The Term of each Non-qualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the
            Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of a Non-qualified Stock Option extend beyond ten years from the date of grant of the Option.

      (c) In no event may a Non-qualified Stock Option be granted if the Option price per Share is less than the par value of a Share.

      (d) At the time of the grant of a Non-qualified Stock Option, the Committee shall specify whether the Shares purchased under the Option shall or shall not be Restricted Shares (or whether they shall be a specified combination of Shares that are, and Shares that are not, Restricted Shares). Restricted Shares purchased under an Option shall be subject to the terms, conditions and restrictions set out in subsections (b) through (e) of Section 11, and such additional terms, conditions and restrictions as the Committee may determine. Subject to the provisions of subsections (b) through (e) of Section 11, the Committee, at the time of grant, shall determine (and the Option Agreement shall specify) the terms and conditions of any Restricted Shares that may be purchased under the Non-qualified Stock Option, including the duration of the restrictions that shall be imposed on the Restricted Shares, and the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited. Shares purchased under an Option after the Company obtains actual knowledge that a Change in Control has occurred shall not be subject to any restrictions.

10.   LIMITED STOCK APPRECIATION RIGHTS

      (a) The Committee may authorize the grant of Limited Stock Appreciation Rights in connection with all or part of any Option.

      (b) A Right may be exercised only at such times, by such persons, and to such extent, as the related Option is exercisable. Furthermore, a Right may be exercised only within the 60-day period beginning on the date on which the Company obtains actual knowledge that a Change in Control has occurred. As soon as the Company obtains actual knowledge that a Change in Control has occurred, the Company shall promptly notify each Grantee in writing of the Change in Control, whether or not the Grantee holds a Right.

      (c) The Shares that are subject to a Right shall not be used more than once to calculate the amount to be received pursuant to the exercise of the Right. The right of a Grantee to exercise an Option shall be canceled if and to the extent that the Shares subject to the Option are used to calculate the amount to be received upon the exercise of the related Right, and the right of a Grantee to exercise a Right shall be canceled if and to the extent that the Shares with respect to which the Right may be exercised are purchased upon the exercise of the related Option.

      (d) A Right may be granted coincident with or after the grant of any related Option, provided that the Committee shall consult with counsel before granting a Right after the grant of a related Incentive Stock Option.

      (e) The amount to be paid to the Grantee upon exercise of a Right that is related to a Non-qualified Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Right is exercised multiplied by the excess of

            (1) the higher of (i) the highest Fair Market Value of a Share during the period commencing on the ninetieth (90th) day preceding the exercise of the


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                  Right and ending on the date of exercise; or (ii) if an event described in paragraph (i) of the definition of "Change in Control", above, has occurred, the highest price per Share (A) paid for any Share in any transaction occurring during the period described in clause (i) by any person or group (as defined in the definition of "Change in Control", above) whose acquisition of Shares caused the Change in Control to occur, or (B) paid for any Share as shown on Schedule 13D (or an amendment thereto) filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any such person or group, over

            (2)   the Option price of the related Non-qualified Stock Option.

      (f) The amount to be paid to the Grantee upon exercise of a Right that is related to an Incentive Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Right is exercised multiplied by the excess of (i) the Fair Market Value (as of the exercise date of the Right) of a Share over (ii) the Option price of the related Incentive Stock Option.

11.   RESTRICTED SHARES

      (a) The Committee may authorize the grant of Restricted Shares subject to the terms and conditions set forth in the Plan. The following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee shall apply to Restricted Shares. Subject to the provisions of this
            Section 11 (including, in the case of Performance-Based Restricted hares, paragraph (f)), the Committee shall determine at the time of grant the size and the terms and conditions of each grant of Restricted Shares, including the duration of the restrictions that shall be imposed on the Restricted Shares, the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited, and the price to be paid to the Company by the Grantee (and the terms of payment thereof) for the Restricted Shares. In no event, however, shall the price of a Restricted Share be less than the par value of a Share on the date of grant. The Committee may cause to be issued an instrument evidencing the grant of the Restricted Shares to the Grantee, which instrument may set forth the restrictions and other terms and conditions of the grant.

      (b) A Grantee who has acquired Restricted Shares (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares) shall have beneficial ownership of the Restricted Shares, including the right to receive dividends on (subject, in the case of Performance-Based Restricted Shares, to the provisions of paragraph (f)) and the right to vote, the Restricted Shares. A certificate or certificates representing the number of Restricted Shares acquired shall be registered in the name of the Grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the Grantee (or, in the event of the Grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in custody by a bank or other institution or by the Company itself pending their delivery to the Grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates referring to the terms, conditions and restrictions applicable to the Shares. Any attempt to dispose of the Shares in contravention of such terms, conditions and restrictions shall be ineffective.

      (c) While subject to the restrictions imposed by the Committee in accordance with this Section 11, Restricted Shares

            (1) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

            (2) shall be returned to the Company forthwith, and all the rights of the Grantee to such Shares shall immediately terminate, if the Grantee's continuous employment with the Company or any Subsidiary shall


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                  terminate for any reason, except as provided in Section 11(d).
                  The return of the Shares shall be accomplished, if necessary, by the Grantee's delivering or causing to be delivered to the Company the certificate(s) for the Shares, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Company. Upon the return of Shares in accordance with this paragraph (2), the Company shall pay to the Grantee an amount in cash equal to the lesser of the aggregate price paid for the Shares returned or the current fair market value of the Shares returned.

      (d) Subject to the following provisions of this Section 11(d), the restrictions imposed on Restricted Shares shall lapse on such date or dates as the Committee shall determine when the Restricted Shares (or any Option to purchase them) are granted. In addition, if a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which he acquired the Restricted Shares becomes Disabled or dies while in such employment, then the restrictions imposed on the Restricted Shares shall lapse; provided that, if such Restricted Shares are intended to qualify as Performance-Based Restricted Shares, they shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code if the restrictions lapse on the account of the Disability or death of the Grantee. Further, all restrictions imposed on Restricted Shares shall lapse immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred; provided that, if such Restricted Shares are intended to qualify as Performance-Based Restricted Shares, they shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code if the restrictions lapse on account of a Change in Control.

      (e) If, after Restricted Shares are transferred to a Grantee (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares), the Grantee properly elects, pursuant to section 83(b) of the Code, to include in gross income for Federal income tax purposes the amount determined under section 83(b) of the Code, the Grantee shall furnish to the Company a copy of his completed and signed election form, and shall pay (or make arrangements satisfactory to the Company to pay) to the Company any Federal, state or local taxes required to be withheld with respect to the Shares. If the Grantee fails to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

      (f) The Committee may authorize the grant of Performance-Based Restricted Shares subject to the following terms and conditions, in addition to all other applicable terms and conditions set forth in the Plan:

            (1) The restrictions imposed on Performance-Based Restricted Shares shall expire, lapse or be removed based solely on the account of the attainment of performance targets established by the Committee using one or more of the following objective financial criteria pertaining to the Company as the applicable business objectives: (i) earning per share, (ii) return on equity, (iii) return on assets, (iv) stock price appreciation,
                  (v) annual sales and (vi) annual net income. The establishment of the actual performance targets and, if an award is based on more than one of the foregoing financial criteria, the weighing of such financial criteria, shall be at the sole discretion of the Committee; provided, however, that in all cases the performance targets must be established by the Committee in writing no later than 90 days after the commencement of the fiscal year to which the performance target(s) relates and when achievement of the performance target(s) is substantially uncertain. Once established by the Committee, the performance target(s) may not be changed to increase the amount of compensation that otherwise would be due upon the attainment of the performance target(s).


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


            (2) Dividends shall be payable on Performance-Based Restricted Shares only to the extent of the Shares received based upon the attainment of the preestablished performance target(s).

            (3) Prior to the release of restrictions on any Performance-Based Restricted Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the preestablished performance target(s) have been satisfied.

12.   TERMS AND QUOTAS OF OPTION

      (a) Each Option and Right granted under the Plan shall be exercisable only during a Term commencing at least six months after the date on which the Option or Right was granted. The Committee shall have authority to grant both Options exercisable in full at any time during their Term and Options exercisable in Quotas. In exercising an Option that is subject to Quotas, the Grantee may purchase less than the full Quota available under the Option during any period. Quotas or portions thereof not purchased in earlier periods shall accumulate and shall be available for purchase in later periods within the Term of the Option.

      (b) Upon the expiration of the mandatory six-month holding period specified in subsection (a) above, any Option shall be exercisable in full, notwithstanding the applicability of any Quota or other limitation on the exercise of such Option, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.

13.   EXERCISE OF OPTION OR RIGHT

      (a)   Options or Rights shall be exercised by delivering or mailing to the
            Committee:

            (1) a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, or the number of Shares with respect to which a Right shall be exercised, and

            (2) if an Option is exercised, payment in full of the Option price for the Shares so purchased

                  (i) by money order, cashier's check, or certified check;

                  (ii) by the tender of Shares to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased;

                  (iii) by money order, cashier's check, or certified check and the tender of Shares to the Company, or by money order, cashier's check, or certified check and the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased; or

                  (iv) unless the Committee expressly notifies the Grantee otherwise (at the time of grant in the case of an Incentive Stock Option or at any time prior to full exercise in the case of a Non-qualified Stock Option), and except to the extent that the Option is an Option to purchase Restricted Shares, by the Grantee's (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such


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


                  exercise, such exercise would not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company.

                  Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company, and may not be Restricted Shares at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Committee. For exercise pursuant to Section 13(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.

      (b) At the time it grants a Non-qualified Stock Option, the Committee may provide in the Option Agreement that if the Grantee exercises the Non-qualified Stock Option (the "Exercised Option") by tendering Shares to the Company to pay the Option price in accordance with subsection (a) above, he shall be granted, as of the date of exercise, a Non-qualified Stock Option (the "Replacement Option") to purchase a number of Shares not exceeding the number of Shares he tendered to pay the Option price in exercising the Exercised Option; provided, however, that no Replacement Option shall be granted to the extent that it, would cause the limitations set forth in Sections 4(a) and 4(e) hereof to be exceeded. The terms of the Replacement Option shall be identical to the terms of the Exercised Option, except that (i) the Option price per Share shall be equal to the Fair Market Value of a Share on the date on which the Replacement Option is granted, but in no event shall the Option price per Share be less than the par value of a Share on that date;
            (ii) the Term shall commence at least six months after the date the Replacement Option is granted, and (iii) the Committee may establish new Quotas (or no Quotas at all) with respect to the Replacement Option.

      (c) Subject to subsection (d) below, upon receipt of the notice of exercise and, if an Option is exercised, upon payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax, and if a Right is exercised, shall promptly distribute cash to be paid upon the exercise of the Right.

      (d) The exercise of each Option and Right and the grant or distribution of Restricted Shares under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder), grant or distribution (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration, or qualification on any securities exchange or under any state or Federal law of any Shares otherwise deliverable in connection with such exercise, grant or distribution, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise, grant or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. Any such determination (described in the


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


            preceding sentence) by the Company must be reasonable, must be made in good faith, and must be made without any intent to postpone or limit such exercise, grant or distribution beyond the minimum extent necessary and without any intent otherwise to deny or frustrate any Grantee's rights in respect of any Award. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option or Right or the grant or distribution of Restricted Shares shall not extend the time within which the Option or Right may be exercised or the Restricted Shares may be granted or distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary with respect to any Shares with respect to which the Award shall lapse, or with respect to which the grant or distribution shall not be effected, because of a postponement or limitation that conforms to the provisions of this subsection (d).

      (e) Except as provided in Section 13(f) below, Options and Rights granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with
            Section 14(a) hereof, and an Option or Right may be exercised during the lifetime of the Grantee only by him.

      (f) Subject to the approval of the Committee in its sole discretion, Non-qualified Stock Options, Limited Stock Appreciation Rights that are granted in connection with Non-qualified Stock Options, and Restricted Stock may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

      (g) Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

14. EXERCISE OF OPTION OR RIGHT AFTER DEATH, DISABILITY, RETIREMENT, OTHER TERMINATION OF EMPLOYMENT, OR CHANGE IN CONTROL

      (a)   Death

            If a Grantee's employment with the Company and its Subsidiaries shall cease due to the Grantee's death, or if the Grantee shall die within three months after cessation of employment while an Option is exercisable pursuant to subsection (d) or (e) below, any Option held by the Grantee on the date of his death may be exercised only within twelve months after the Grantee's death, and only by the Grantee's Beneficiary, to the extent that the Option could have been exercised immediately before the Grantee's death.

      (b)   Disability

            If a Grantee's employment with the Company and its Subsidiaries shall cease due to his Disability, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option was granted, the Grantee may exercise the Option, to the extent that the Option could be exercised at the cessation of employment, at any time within two years after the Grantee shall so cease to be an employee.

      (c)   Retirement

            If a Grantee's employment with the Company and its Subsidiaries ceases due to his Retirement, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option was granted, the Grantee may exercise the Option, to the extent the Option could be exercised at the cessation of employment, at any time within two years after the Grantee's Retirement.

      (d) Termination of Employment for Any Other Reason The Option Agreement shall specify the period, if any, during which an Option may be exercised subsequent to the termination of a Grantee's employment with the Company and its Subsidiaries at any time other than within three months after the date on which the Company obtains actual knowledge that a Change in Control has occurred and for any reason other than those specified in subsections (a) through (c) above; provided, however, that the Option Agreement shall not permit the exercise of any Option later than three months after such termination; and provided further that the Option may not be exercised to an extent greater than the extent to which it could be exercised at the cessation of employment.

      (e) Termination of Employment After a Change in Control If, within three months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee's employment with the Company and its Subsidiaries ceases for any reason other than those specified in subsections (a) through (c) above, the Grantee may exercise the Option at any time within three months after such cessation of employment.

      (f) Notwithstanding any other provision of this Section 14, in no event shall an Option be exercisable after the expiration date specified in the Option Agreement.

15.   TAX WITHHOLDING

      (a) The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local withholding tax requirements that might apply with respect to any Award to a Grantee (including, without limitation, the exercise of an Option or Right, the disposition of Shares, or the grant or distribution of Restricted Shares) in the manner specified in subsection (b) or (c) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.

      (b) The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

      (c) The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

      (d) If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or (ii) delivering Shares (other than Restricted Shares) to the Company, provided that the Shares withheld or delivered have a Fair Market Value (on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld.

      (e) A Grantee may elect to have any withholding tax obligation satisfied in the manner described in Section 13(a)(2)(iv) hereof, to the extent permitted therein.

16.   SHAREHOLDER RIGHTS

      No person shall have any rights of a shareholder by virtue of an Option or Right except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

17.   ADJUSTMENT FOR CHANGES IN CAPITALIZATION

      (a) Subject to the provisions of Section 18 hereof, in the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Awards, the number of Shares subject to outstanding Awards, and the Option price per Share of each out standing Option may be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated.

      (b) Subject to the provisions of Section 18 hereof, any Shares to which a Grantee shall become entitled as a result of a stock dividend on Restricted Shares, or as a result of a stock split, combination of Shares, merger, consolidation, reorganization, recapitalization or other event affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend (if any) as the Shares with respect to which they were issued, except as may be otherwise provided by the Board of Directors.

      (c) The Board's determination with respect to any such adjustments shall be conclusive.

18.   EFFECTS OF MERGER OR OTHER REORGANIZATION

      If the Company shall be the surviving corporation in a merger or other reorganization, Awards shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

19.   TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

      The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, change (other than through adjustment for changes in capitalization as provided in Section 17 hereof) (a) the aggregate number of Shares for which Awards may be granted; (b) the class of persons eligible for Awards; (c) the minimum Option price, applicable to Options or Rights, that is provided for under the terms of the Plan; or
      (d) the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 17 hereof does not adversely affect any such right.

20.   APPLICATION OF PROCEEDS

      The proceeds received by the Company from the sale of Shares (including Restricted Shares) under the Plan shall be used for general corporate purposes.

21.   GENERAL PROVISIONS

      The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or its Subsidiaries.

22.   GOVERNING LAW

      The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that such laws may be superseded by any Federal law.


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